                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


    We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 Amendment No. 1 (No. 333-53858) of our reports dated
May 15, 2000 relating to the financial statements and financial statement schedule, which appear in Intraware, Inc.'s Annual Report on Form 10-K for the year ended February 29, 2000, as amended on the Form 10-K/A filed on November 9, 2000. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

San Jose, California
February 1, 2001